UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52082	41-1698056
(Commission	(IRS Employer
File Number)	Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Company,” “we,” “us” and “our” refer to Cardiovascular Systems, Inc.

Item 1.01 Entry Into a Material Definitive Agreement.

On March 19, 2013, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Swann LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 2,000,000 shares of our common stock, par value $0.001 per share. The shares are to be offered to the public initially at $17.60 per share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $0.554 per share under the Public Offering Price. The Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $16.676 per share. The net proceeds to us from this offering are expected to be approximately $33 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about March 25, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 300,000 shares of common stock.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-174681) previously filed with the Securities and Exchange Commission and the respective prospectus supplements thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fredrikson & Byron P.A. relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events

On March 19, 2013, we issued a press release announcing that we had commenced the offering. On March 20, 2013, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 19, 2013
5.1	Opinion of Fredrikson & Byron P.A.
23.1	Consent of Fredrikson & Byron P.A. (included in Exhibit 5.1)
99.1	Press Release dated March 19, 2013
99.2	Press Release dated March 20, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 19, 2013
5.1	Opinion of Fredrikson & Byron P.A.
23.1	Consent of Fredrikson & Byron P.A. (included in Exhibit 5.1)
99.1	Press Release dated March 19, 2013
99.2	Press Release dated March 20, 2013